Exhibit 10.7.5

AMENDED, RESTATED AND SUBSTITUTED VARIABLE FUNDING CERTIFICATE

$25,000,000	August 9, 2006

THIS AMENDED, RESTATED AND SUBSTITUTED VARIABLE FUNDING CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). NEITHER THIS AMENDED, RESTATED AND SUBSTITUTED VARIABLE FUNDING CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THIS AMENDED, RESTATED AND SUBSTITUTED VARIABLE FUNDING CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE SALE AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR VALUE RECEIVED, NEWSTAR CP FUNDING LLC, a Delaware limited liability company (the “Seller”), promises to pay to WACHOVIA BANK, NATIONAL ASSOCIATION, (“Swingline Purchaser”), or its successors and assigns, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000), or, if less, the unpaid principal amount of the aggregate advances (“Swingline Advances”) made by the Swingline Purchaser to the Seller pursuant to the Sale and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Sale and Servicing Agreement, and to pay interest on the unpaid principal amount of each Swingline Advance on each day that such unpaid principal amount is outstanding, at the Interest Rate related to such Swingline Advance as provided in the Sale and Servicing Agreement, on each Payment Date and each other date specified in the Sale and Servicing Agreement.

This Amended, Restated and Substituted Variable Funding Certificate (the “Certificate”) is issued pursuant to the Amended and Restated Sale and Servicing Agreement, dated as of April 5, 2006 (as amended, modified, supplemented or restated from time to time, the “Sale and Servicing Agreement”), by and among NewStar CP Funding LLC, as the seller (in such capacity, the “Seller”), NewStar Financial, Inc., as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), Wachovia Bank, National Association, as the Swingline Purchaser, each of the Conduit Purchasers and Purchaser Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the Administrative Agent, U.S. Bank National Association, as the Trustee and Lyon Financial Services, Inc. d/b/a US Bank Portfolio Services, as Backup Servicer. Capitalized terms used herein shall have the meanings provided in the Sale and Servicing Agreement.

Notwithstanding any other provisions contained in this Certificate, if at any time the rate of interest payable by the Seller under this Certificate, when combined with any and all other charges provided for in this Certificate, in the Sale and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Certificate), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Certificate shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Certificate is less than the Maximum Lawful Rate, the Seller shall continue to pay interest under this Certificate at the Maximum Lawful Rate until such time as the total interest paid by the Seller is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Certificate. In no event shall the total interest received by the Swingline Purchaser under this Certificate exceed the amount which the Swingline Purchaser could lawfully have received had the interest due under this Certificate been calculated since the date of this Certificate at the Maximum Lawful Rate.

Payments of the principal of, and interest on, Swingline Advances represented by this Certificate shall be made by or on behalf of the Seller to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Sale and Servicing Agreement, or in such manner or at such other address as the holder of this Certificate shall have specified in writing to the Seller for such purpose, without the presentation or surrender of this Certificate or the making of any notation on this Certificate.

If any payment under this Certificate falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 2%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

Portions or all of the principal amount of the Certificate shall become due and payable at the time or times set forth in the Sale and Servicing Agreement. Any portion or all of the principal amount of this Certificate may be prepaid, together with interest thereon (and, as set forth in the Sale and Servicing Agreement, certain costs and expenses of the Swingline Purchaser) at the time and in the manner set forth in, but subject to the provisions of, the Sale and Servicing Agreement.

Except as provided in the Sale and Servicing Agreement, the Seller expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Certificate.

All amounts evidenced by this Certificate, the Swingline Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Administrative Agent, on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Administrative Agent to make such a notation shall not in any way limit or otherwise affect the obligations of the Seller under this Certificate as provided in the Sale and Servicing Agreement.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Swingline Advances made by the Swingline Purchaser and represented by this Certificate and the indebtedness evidenced by this Certificate, subject to the applicable provisions of the Sale and Servicing Agreement.

This Certificate is secured by the security interests granted pursuant to Section 9.1 of the Sale and Servicing Agreement. The holder of this Certificate is entitled to the benefits of the Sale and Servicing Agreement as a Secured Party thereunder and, subject to the terms of the Sale and Servicing Agreement, such holder or the Trustee, on behalf of the Secured Parties, may enforce the agreements of the Seller contained in the Sale and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Sale and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Sale and Servicing Agreement. If a Termination Event shall occur, the unpaid balance of the principal of all Swingline Advances, together with accrued interest thereon, may be declared, or shall automatically become, as applicable, due and payable in the manner and with the effect provided in the Sale and Servicing Agreement.

The Seller, the Originator, the Servicer, the Swingline Purchasers, the Trustee, and the Backup Servicer each intend that this Certificate be evidence of indebtedness of the Seller secured by the Collateral other than Real Estate Loans. The Swingline Purchaser, as a Swingline Purchaser under the Sale and Servicing Agreement, by the acceptance hereof, agrees to treat the Certificate as indebtedness of the Seller.

This Certificate is one of the “Variable Funding Certificates” referred to in Section 2.1 of the Sale and Servicing Agreement. This Certificate shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as on the date first written above.

NEWSTAR CP FUNDING LLC

By:	NEWSTAR FINANCIAL, INC., as Designated Manager

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Managing Director

Schedule attached to Amended, Restated and Substituted Variable Funding Certificate dated August 9, 2006 of NEWSTAR CP FUNDING LLC payable to the order of Wachovia Bank, National Association

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount